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                                                                    EXHIBIT 99.1


[LOGO FOR CABLEVISION RAINBOW]
                                                  [LOGO FOR METRO GOLDWYN MAYER]


FOR IMMEDIATE RELEASE                  Contacts: Charles Schueler/Cablevision
---------------------                            516-803-1013
                                                 Chris Levesque/Rainbow
                                                 516-803-5136

                                                 Craig Parsons/MGM
                                                 310-449-3660

          CABLEVISION SYSTEMS CORP. AND METRO-GOLDWYN-MAYER ANNOUNCE
                  COMPLETION OF MGM PURCHASE OF 20% STAKE IN
                        FOUR RAINBOW NATIONAL NETWORKS

Bethpage, NY and Santa Monica, CA - April 3, 2001 - Cablevision Systems Corporation (NYSE:CVC) and Metro-Goldwyn-Mayer Inc. (NYSE:MGM) announced today that MGM Networks has completed its acquisition of a 20 percent stake in four of Rainbow's national networks - AMC, Bravo, The Independent Film Channel and WE:
Women's Entertainment -- for $825 million in cash.

Cablevision Systems Corporation President and CEO James Dolan stated: "This partnership will provide excellent value to both companies. We look forward to a productive and growing relationship with MGM and expect to work together on content production, promotion, and distribution in order to meet the growing demands of consumers."

Added MGM Chairman and CEO Alex Yemenidjian: "Our investment in Rainbow is an opportunity to begin MGM's vertical integration in a meaningful way with a premium group of channels."

Rainbow Media Holdings, Inc., which manages national and regional cable networks, is 74 percent owned-and-operated by Cablevision. Under the terms of the MGM agreement, Rainbow will continue to manage its programming networks.

On March 30/th/, a new series of Cablevision common stock, called Rainbow Media Group tracking stock, commenced trading on the New York Stock Exchange under the ticker symbol (NYSE: RMG). The RMG tracking stock is designed to reflect the separate economic performance of certain of the businesses and interests of Rainbow Media Holdings, Inc., including its national and selected regional programming assets: American Movie Classics, Bravo, The Independent Film Channel, WE: Women's Entertainment (formerly Romance Classics), MuchMusic USA, Rainbow's interest in the national service FOX Sports Net, Rainbow's six regional sports channels outside of the New York market, and Rainbow Network Communications. MGM's 20 percent ownership interest in the four networks is not part of assets included in the Rainbow Media Group tracking stock. Certain of the Company's New York assets including the Madison Square Garden properties, News 12 Networks and MetroChannels will remain as components of the Cablevision NY Group (CVC) common stock.

                                    (more)
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Page 2 of 2 - Rainbow/MGM release



About Cablevision Systems Corporation
-------------------------------------
Cablevision Systems Corporation is one of the nation's leading entertainment, media and telecommunications companies. In addition to its broadband, cable, Internet and telephone offerings, the company owns and operates Rainbow Media Holdings, Inc. and its networks; Madison Square Garden and its teams; Clearview Cinemas and The Wiz consumer electronics chain. In addition, Cablevision operates New York's famed Radio City Music Hall.

Rainbow Media Holdings, Inc., a subsidiary of Cablevision Systems Corporation (NYSE:CVC) and NBC, manages American Movie Classics, We: Women's Entertainment, Bravo, The Independent Film Channel, MuchMusic USA, Rainbow Sports, News 12 Networks and MetroChannels as well as the Rainbow Advertising Sales Corporation and Rainbow Network Communications. In addition, Rainbow is a fifty-percent partner in FOX Sports Net.

Rainbow Media Group (NYSE: RMG), the tracking stock, is comprised of its five national networks, Rainbow's interest in the national service FOX Sports Net, Rainbow's six regional sports channels outside of the New York market, and Rainbow Network Communications.

About MGM
---------
Metro-Goldwyn-Mayer Inc. (NYSE: MGM) is actively engaged in the worldwide production and distribution of entertainment product, including motion pictures, television programming, home video, interactive media, music, and licensed merchandise. The Company owns the largest modern film library in the world, consisting of more than 4,100 titles. Its operating units include MGM Pictures, United Artists Films, MGM Television Entertainment, MGM Networks, MGM Distribution Co., MGM Worldwide Television Distribution, MGM Home Entertainment, MGM Consumer Products, MGM Music, MGM Interactive, and MGM.com. For more information on MGM, please visit http://www.mgm.com.
                                 ------------------

This news release contains forward-looking statements that are based upon the companies' estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These risks and uncertainties include, among other things, future competitive and market conditions, whether the companies' product achieve customer acceptance, future business decisions, and other factors, including those described in the companies' filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the companies. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as a representation by the companies or any other person that the companies' objectives or plans will be realized. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities of the companies.

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